U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

RE:  Neuralstem, Inc..
         File No. 1-11700

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Neuralstem, Inc. dated October 10, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Dave Banerjee , CPA
Dave Banerjee